EXHIBIT 11

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
The Matterhorn Growth Fund, Inc.


           We hereby consent to the use of our report dated July 25, 1996 on the financial statements of The Matterhorn Growth Fund, Inc., referred to therein in Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A File No. 2-67610, as filed with the Securities and Exchange Commission.



                                               /s/ McGladrey & Pullen, LLP

New York, New York

 October 30, 1996
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